Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES SECOND QUARTER 2021

TOTAL REVENUE OF $63.8 MILLION

IRVING, TX August 4, 2021 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and six months ended June 30, 2021.

Second Quarter 2021 Results

For the quarter ended June 30, 2021 compared to the quarter ended June 30, 2020:

Consolidated

•	Total revenue increased 20.6% to $63.8 million from $52.9 million;

•	Total operating expenses increased 8.2% to $58.1 million from $53.8 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, depreciation expense and amortization expense (1) increased 9.9% to $55.0 million from $50.1 million;

•	The company’s operating income was $5.6 million compared to an operating loss of $0.9 million;

•	The company generated net income of $2.3 million, or $0.08 net income per diluted share compared to a net loss of $2.5 million, or $0.09 net loss per share;

•	EBITDA (1) increased 235.9% to $9.0 million from $2.7 million;

•	Adjusted EBITDA (1) increased 212.1% to $8.7 million from $2.8 million; and

•	Net cash provided by operating activities decreased to $1.0 million from $11.2 million.

Broadcast

•	Net broadcast revenue increased 18.5% to $46.8 million from $39.5 million;

•	Station Operating Income (“SOI”) (1) increased 66.6% to $10.6 million from $6.4 million;

•	Same Station (1) net broadcast revenue increased 18.7% to $46.5 million from $39.1 million; and

•	Same Station SOI (1) increased 58.7% to $10.6 million from $6.7 million.

Digital Media

•	Digital media revenue increased 9.5% to $10.3 million from $9.4 million; and

•	Digital Media Operating Income (1) increased 11.8% to $2.0 million from $1.8 million.

Publishing

•	Publishing revenue increased 68.3% to $6.7 million from $4.0 million; and

•	Publishing Operating Income (1) was $0.2 million to compared to an operating loss of $1.6 million.

Included in the results for the quarter ended June 30, 2021 are:

•

A $0.3 million ($0.2 million, net of tax, or $0.01 per share) net gain on the disposition of assets relates to $0.5 million pre-tax gain on the sale of Singing News Magazine and Singing News Radio offset by an additional $0.1 million pre-tax loss recorded at closing on the sale of radio station WKAT-AM and FM translator in Miami, Florida; and

•	A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options.

Included in the results for the quarter ended June 30, 2020 are:

•	A $0.1 million non-cash compensation charge related to the expensing of stock options.

Per share numbers are calculated based on 27,232,423 diluted weighted average shares for the quarter ended June 30, 2021, and 26,683,363 diluted weighted average shares for the quarter ended June 30, 2020.

Year to Date 2021 Results

For the six months ended June 30, 2021 compared to the six months ended June 30, 2020:

Consolidated

•	Total revenue increased 10.8% to $123.1 million from $111.1 million;

•	Total operating expenses decreased 13.0% to $113.1 million from $130.0 million;

•

Operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (1) increased 1.5% to $106.5 million from $104.9 million;

•	The company had operating income of $10.0 million compared to an operating loss of $18.9 million;

•	The company generated net income of $2.6 million, or $0.10 net income per diluted share compared to a net loss of $57.7 million, or $2.16 net loss per share;

•	EBITDA (1) was $16.5 million as compared to a loss of $11.6 million;

•	Adjusted EBITDA (1) increased 167.5% to $16.7 million from $6.2 million; and

•	Net cash provided by operating activities decreased 46.2% to $10.2 million from $19.0 million.

Broadcast

•	Net broadcast revenue increased 7.3% to $90.8 million from $84.7 million;

•	SOI (1) increased 49.9% to $21.3 million from $14.2 million;

•	Same station (1) net broadcast revenue increased 7.7% to $90.4 million from $83.9 million; and

•	Same station SOI (1) increased 44.0% to $21.5 million from $14.9 million.

Digital media

•	Digital media revenue increased 7.6% to $20.0 million from $18.5 million; and

•	Digital media operating income (1) increased 14.8% to $2.9 million from $2.6 million.

Publishing

•	Publishing revenue increased 55.8% to $12.3 million from $7.9 million; and

•	Publishing Operating Income (1) was $0.7 million compared to an operating loss of $2.7 million.

Included in the results for the six months ended June 30, 2021 are:

•

A $0.1 million net gain on the disposition of assets relating to a $0.5 million pre-tax gain on the sale of Singing News Magazine and Singing News Radio offset by $0.4 million additional loss recorded at closing on the sale of radio station WKAT-AM and FM translator in Miami, Florida and various fixed asset disposals; and

•	A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options.

Included in the results for the six months ended June 30, 2020 are:

•

A $17.3 million impairment charge ($12.8 million, net of tax, or $0.48 per share), of which $0.3 million related to impairment of mastheads, and the remainder to broadcast licenses due to the financial impact of the COVID-19 pandemic;

•	A $0.3 million impairment charge ($0.2 million, net of tax, or $0.01 per share) related to the company’s goodwill; and

•	A $0.2 million non-cash compensation charge ($0.1 million, net of tax, or $0.01 per share) related to the expensing of stock options.

Per share numbers are calculated based on 27,185,598 diluted weighted average shares for the six months ended June 30, 2021, and 26,683,363 diluted weighted average shares for the six months ended June 30, 2020.

Balance Sheet

As of June 30, 2021, the company had $216.3 million outstanding on the 6.75% senior secured notes due 2024 (the “Notes”), no balance outstanding on the Asset Based Revolving Credit Facility (“ABL Facility”), and $11.2 million outstanding on Paycheck Protection Program (“PPP”) loans from the Small Business Administration (“SBA”).

During July 2021, the SBA forgave all but $20,000 of the PPP loans. The company will record the loan forgiveness in the period in which the loans are forgiven.

Acquisitions and Divestitures

The following transactions were completed since April 1, 2021:

•

On July 23, 2021, the company sold approximately 34 acres of land in Lewisville, Texas, currently being used as the transmitter site for Company owned radio station KSKY-AM, for $12.1 million in cash. The company will retain enough of the property in the southwest corner of the site to operate the station.

•	On July 2, 2021, the company acquired SeniorResource.com for $0.1 million of cash.

•	On July 1, 2021, the company acquired the ShiftWorship.com domain and digital assets for $2.6 million of cash.

•	On June 1, 2021, the company acquired radio stations KDIA-AM and KDYA-AM in San Francisco, California for $0.6 million in cash.

•	On May 25, 2021, the company sold Singing News Magazine and Singing News Radio for $0.1 million in cash. The buyer assumed the deferred subscription liabilities of $0.4 million.

•	On April 28, 2021, the company closed on the acquisition of the Centerline New Media domain and digital assets for $1.3 million of cash.

Pending transactions:

•

On June 2, 2021, the company entered into an Asset Purchase Agreement (“APA”) to acquire radio station KKOL-AM in Seattle, Washington for $0.5 million. The company paid $0.1 million of cash into an escrow account and began operating the station under a Local Marketing Agreement (“LMA”) on June 7, 2021.

•

On February 5, 2020, we entered into an APA with Word Broadcasting to sell radio stations WFIA-AM, WFIA-FM and WGTK-AM in Louisville, Kentucky for $4.0 million with credits applied from amounts previously paid, including a portion of the monthly fees paid under a Time Brokerage Agreement (“TBA”). Due to changes in debt markets, the transaction was not funded, and it is uncertain when, or if, the transaction will close. Word Broadcasting continues to program the stations under a TBA that began in January 2017.

Conference Call Information

Salem will host a teleconference to discuss its results on August 4, 2021 at 4:00 p.m. Central Time. To access the teleconference, please dial (877) 524-8416, and then ask to be joined into the Salem Media Group Second Quarter 2021 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through August 18, 2021 and can be heard by dialing (877) 660-6853, passcode 13720097 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Follow us on Twitter @SalemMediaGrp.

Third Quarter 2021 Outlook

For the third quarter of 2021, the company is projecting total revenue to increase between 2% and 4% from third quarter 2020 total revenue of $60.6 million. In the third quarter of 2020 the company had approximately $3.5 million of revenue from political and the Uncle Tom film on SalemNOW. Excluding that revenue, revenue is projected to increase between 9% and 11%. The company is also projecting operating expenses before gains or losses on the sale or disposal of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to increase between 7% and 10% compared to the third quarter of 2020 non-GAAP operating expenses of $51.0 million.

A reconciliation of non-GAAP operating expenses, excluding gains or losses on the disposition of assets, stock-based compensation expense, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the disposition of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc., at www.salemmedia.com, Facebook and Twitter (@SalemMediaGrp).

Company Contact:

Evan D. Masyr

Executive Vice President and Chief

Financial Officer

(805) 384-4512

evan@salemmedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1) Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before gain on bargain purchase, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Adjusted Free Cash Flow as Adjusted EBITDA less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2021	2020	2021
	(Unaudited)
Net broadcast revenue	$39,470	$46,783	$84,650	$90,831
Net digital media revenue	9,443	10,339	18,547	19,958
Net publishing revenue	3,958	6,660	7,924	12,346

Total revenue	52,871	63,782	111,121	123,135

Operating expenses:
Broadcast operating expenses	33,094	36,162	70,421	69,505
Digital media operating expenses	7,653	8,338	15,979	17,011
Publishing operating expenses	5,567	6,426	10,629	11,631
Unallocated corporate expenses	3,850	4,192	8,060	8,480
Change in the estimated fair value of contingent earn-out consideration	3	—	(2)	—
Impairment of indefinite-lived long-term assets other than goodwill	—	—	17,254	—
Impairment of goodwill	—	—	307	—
Depreciation and amortization	3,558	3,286	7,258	6,456
Net (gain) loss on the disposition of assets	34	(263)	113	55

Total operating expenses	53,759	58,141	130,019	113,138

Operating income (loss)	(888)	5,641	(18,898)	9,997
Other income (expense):
Interest income	—	—	—	1
Interest expense	(4,013)	(3,935)	(8,045)	(7,861)
Gain on early retirement of long-term debt	—	—	49	—
Net miscellaneous income and (expenses)	6	63	(46)	85

Net income (loss) before income taxes	(4,895)	1,769	(26,940)	2,222
Provision for (benefit from) income taxes	(2,380)	(488)	30,779	(358)

Net income (loss)	$(2,515)	$2,257	$(57,719)	$2,580

Basic income (loss) per share Class A and Class B common stock	$(0.09)	$0.08	$(2.16)	$0.10
Diluted income (loss) per share Class A and Class B common stock	$(0.09)	$0.08	$(2.16)	$0.10
Basic weighted average Class A and Class B common stock shares outstanding	26,686,363	26,869,145	26,686,363	26,802,892

Diluted weighted average Class A and Class B common stock shares outstanding	26,683,363	27,232,423	26,683,363	27,185,598

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2020	June 30, 2021
		(Unaudited)
Assets
Cash	$6,325	$19,858
Trade accounts receivable, net	24,469	24,568
Other current assets	15,002	11,992
Property and equipment, net	79,122	79,415
Operating and financing lease right-of-use assets	48,355	45,050
Intangible assets, net	347,547	347,019
Deferred financing costs	213	174
Other assets	3,538	3,868

Total assets	$524,571	$531,944

Liabilities and Stockholders’ Equity
Current liabilities	$50,860	$47,366
Long-term debt	213,764	225,327
Operating and financing lease liabilities, less current portion	47,847	44,131
Deferred income taxes	68,883	68,480
Other liabilities	7,938	8,227
Stockholders’ Equity	135,279	138,413

Total liabilities and stockholders’ equity	$524,571	$531,944

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands, except share and per share data)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Treasury Stock	Total
	Shares	Amount	Shares	Amount
Stockholders’ equity, December 31, 2019	23,447,317	$227	5,553,696	$56	$246,680	$(23,294)	$(34,006)	$189,663
Stock-based compensation	—	—	—	—	103	—	—	103
Cash distributions	—	—	—	—	—	(667)	—	(667)
Net loss	—	—	—	—	—	(55,204)	—	(55,204)

Stockholders’ equity, March 31, 2020	23,447,317	$227	5,553,696	$56	$246,783	$(79,165)	$(34,006)	$133,895

Distributions per share	$0.025		$0.025
Stock-based compensation	—	—	—	—	96	—	—	96
Net loss	—	—	—	—	—	(2,515)	—	(2,515)

Stockholders’ equity, June 30, 2020	23,447,317	$227	5,553,696	$56	$246,879	$(81,680)	$(34,006)	$131,476

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Treasury Stock
	Shares	Amount	Shares	Amount				Total
Stockholders’ equity, December 31, 2020	23,447,317	$227	5,553,696	$56	$247,025	$(78,023)	$(34,006)	$135,279
Stock-based compensation	—	—	—	—	78	—	—	78
Options exercised	185,782	2	—	—	390	—	—	392
Net income	—	—	—	—	—	323	—	323

Stockholders’ equity, March 31, 2021	23,633,099	$229	5,553,696	$56	$247,493	$(77,700)	$(34,006)	$136,072

Stock-based compensation	—	—	—	—	84	—	—	84
Net income	—	—	—	—	—	2,257	—	2,257

Stockholders’ equity, June 30, 2021	23,633,099	$229	5,553,696	$56	$247,577	$(75,443)	$(34,006)	$138,413

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
OPERATING ACTIVITIES
Net income (loss)	$(2,515)	$2,257	$(57,719)	$2,580
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Non-cash stock-based compensation	96	84	199	162
Depreciation and amortization	3,558	3,287	7,258	6,456
Amortization of deferred financing costs	234	213	461	426
Non-cash lease expense	2,212	2,186	4,464	4,348
Provision for bad debts	1,721	(30)	3,621	(325)
Deferred income taxes	(2,455)	(591)	30,629	(403)
Impairment of indefinite-lived long-term assets other than goodwill	—	—	17,254	—
Impairment of goodwill	—	—	307	—
Change in the estimated fair value of contingent earn-out consideration	3	—	(2)	—
Net (gain) loss on the disposition of assets	34	(263)	113	55
Gain on early retirement of long-term debt	—	—	(49)	—
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	3,111	(2,128)	5,530	421
Inventories	(60)	(131)	10	(224)
Prepaid expenses and other current assets	684	431	97	(319)
Accounts payable and accrued expenses	(2,758)	(2,037)	1,720	453
Operating lease liabilities	(996)	(2,433)	(3,403)	(4,931)
Contract liabilities	7,134	188	7,267	1,310
Deferred rent income	(67)	(59)	(151)	111
Other liabilities	1,198	5	1,204	35
Income taxes payable	98	21	155	42

Net cash provided by (used in) operating activities	$11,232	$1,000	$18,965	$10,197

INVESTING ACTIVITIES
Cash paid for capital expenditures net of tenant improvement allowances	(938)	(2,135)	(2,525)	(3,994)
Capital expenditures reimbursable under tenant improvement allowances and trade agreements	(10)	(19)	(94)	(19)
Deposit on broadcast assets and radio station acquisitions	—	—	—	(100)
Purchases of broadcast assets and radio stations	—	(600)	—	(600)
Purchases of digital media businesses and assets	—	(1,300)	—	(1,300)
Proceeds from sale of assets	186	126	188	3,627
Other	2,407	(576)	1,979	(814)

Net cash provided by (used in) investing activities	$1,645	$(4,504)	$(452)	$(3,200)

FINANCING ACTIVITIES
Payments to repurchase 6.75% Senior Secured Notes	—	—	(3,392)	—
Proceeds from borrowings under ABL Facility	5,030	—	38,349	16
Payments on ABL Facility	(30)	—	(31,775)	(5,016)
Proceeds from borrowings under PPP Loans	—	—	—	11,195
Payments of debt issuance costs	(65)	(16)	(66)	(19)
Proceeds from the exercise of stock options	—	—	—	392
Payments on financing lease liabilities	(17)	(16)	(35)	(32)
Payment of cash distribution on common stock	—	—	(667)	—
Book overdraft	—	—	(1,885)	—

Net cash provided by (used in) financing activities	$4,918	$(32)	$529	$6,536

Net increase (decrease) in cash and cash equivalents	$17,795	$(3,536)	$19,042	$13,533
Cash and cash equivalents at beginning of year	1,253	23,394	6	6,325

Cash and cash equivalents at end of period	$19,048	$19,858	$19,048	$19,858

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Gains or Losses on the Disposition of Assets, Stock-based Compensation Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments and Depreciation and Amortization Expense (Recurring Operating Expenses)

Operating Expenses	$53,759	$58,141	$130,019	$113,138
Less depreciation and amortization expense	(3,558)	(3,286)	(7,258)	(6,456)
Less change in estimated fair value of contingent earn-out consideration	(3)	—	2	—
Less impairment of indefinite-lived long-term assets other than goodwill	—	—	(17,254)	—
Less impairment of goodwill	—	—	(307)	—
Less net gain (loss) on the disposition of assets	(34)	263	(113)	(55)
Less stock-based compensation expense	(96)	(84)	(199)	(162)

Total Recurring Operating Expenses	$50,068	$55,034	$104,890	$106,465

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$39,470	$46,783	$84,650	$90,831
Net broadcast revenue – acquisitions	—	(79)	—	(79)
Net broadcast revenue – dispositions	(220)	(42)	(443)	(38)
Net broadcast revenue – format change	(104)	(205)	(280)	(345)

Same Station net broadcast revenue	$39,146	$46,457	$83,927	$90,369

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$33,094	$36,162	$70,421	$69,505
Broadcast operating expenses – acquisitions	—	(38)	—	(38)
Broadcast operating expenses – dispositions	(379)	(79)	(881)	(185)
Broadcast operating expenses – format change	(259)	(206)	(519)	(384)

Same Station broadcast operating expenses	$32,456	$35,839	$69,021	$68,898

Reconciliation of SOI to Same Station SOI
Station Operating Income	$6,376	$10,621	$14,229	$21,326
Station operating (income) loss – acquisitions	—	(41)	—	(41)
Station operating loss – dispositions	159	37	438	147
Station operating loss – format change	155	1	239	39

Same Station—Station Operating Income	$6,690	$10,618	$14,906	$21,471

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2021	2020	2021
	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$39,470	$46,783	$84,650	$90,831
Less broadcast operating expenses	(33,094)	(36,162)	(70,421)	(69,505)

Station Operating Income	$6,376	$10,621	$14,229	$21,326

Net digital media revenue	$9,443	$10,339	$18,547	$19,958
Less digital media operating expenses	(7,653)	(8,338)	(15,979)	(17,011)

Digital Media Operating Income	$1,790	$2,001	$2,568	$2,947

Net publishing revenue	$3,958	$6,660	$7,924	$12,346
Less publishing operating expenses	(5,567)	(6,426)	(10,629)	(11,631)

Publishing Operating Income (Loss)	$(1,609)	$234	$(2,705)	$715

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP. The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2021	2020	2021
	(Unaudited)
Net income (loss)	$(2,515)	$2,257	$(57,719)	$2,580
Plus interest expense, net of capitalized interest	4,013	3,935	8,045	7,861
Plus provision for (benefit from) income taxes	(2,380)	(488)	30,779	(358)
Plus depreciation and amortization	3,558	3,286	7,258	6,456
Less interest income	—	—	—	(1)

EBITDA	$2,676	$8,990	$(11,637)	$16,538

Less net (gain) loss on the disposition of assets	34	(263)	113	55
Less change in the estimated fair value of contingent earn-out consideration	3	—	(2)	—
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	17,254	—
Plus impairment of goodwill	—	—	307	—
Plus (gain) on early retirement of long- term debt	—	—	(49)	—
Plus net miscellaneous (income) and expenses	(6)	(63)	46	(85)
Plus non-cash stock-based compensation	96	84	199	162

Adjusted EBITDA	$2,803	$8,748	$6,231	$16,670

The company defines Adjusted Free Cash Flow (1) as Adjusted EBITDA (1) less cash paid for capital expenditures, less cash paid for income taxes, and less cash paid for interest. The company considers Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by its operations after cash paid for capital expenditures, cash paid for income taxes and cash paid for interest. A limitation of Adjusted Free Cash Flow as a measure of liquidity is that it does not represent the total increase or decrease in its cash balance for the period. The company uses Adjusted Free Cash Flow, a non-GAAP liquidity measure, both in presenting its results to stockholders and the investment community, and in its internal evaluation and management of the business. The company’s presentation of Adjusted Free Cash Flow is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Adjusted Free Cash Flow is not necessarily comparable to similarly titled measures reported by other companies.

The table below presents a reconciliation of Adjusted Free Cash Flow to net cash provided by operating activities, the most directly comparable GAAP measure. Adjusted Free Cash Flow is a non-GAAP liquidity measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2021	2020	2021
	(Unaudited)
Net cash provided by operating activities	$11,232	$1,000	$18,965	$10,197
Non-cash stock-based compensation	(96)	(84)	(199)	(162)
Depreciation and amortization	(3,558)	(3,287)	(7,258)	(6,456)
Amortization of deferred financing costs	(234)	(213)	(461)	(426)
Non-cash lease expense	(2,212)	(2,186)	(4,464)	(4,348)
Provision for bad debts	(1,721)	30	(3,621)	325
Deferred income taxes	2,455	591	(30,629)	403
Change in the estimated fair value of contingent earn-out consideration	(3)	—	2	—
Impairment of indefinite-lived long-term assets other than goodwill	—	—	(17,254)	—
Impairment of goodwill	—	—	(307)	—
Net gain (loss) on the disposition of assets	(34)	263	(113)	(55)
Gain on early retirement of long-term debt	—	—	49	—
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(3,111)	2,128	(5,530)	(421)
Inventories	60	131	(10)	224
Prepaid expenses and other current assets	(684)	(431)	(97)	319
Accounts payable and accrued expenses	2,758	2,037	(1,720)	(453)
Contract liabilities	(7,134)	(188)	(7,267)	(1,310)
Operating lease liabilities (deferred rent)	996	2,433	3,403	4,931
Deferred rent revenue	67	59	151	(111)
Other liabilities	(1,198)	(5)	(1,204)	(35)
Income taxes payable	(98)	(21)	(155)	(42)

Net income (loss)	$(2,515)	$2,257	$(57,719)	$2,580

Plus interest expense, net of capitalized interest	4,013	3,935	8,045	7,861
Plus provision for (benefit from) income taxes	(2,380)	(488)	30,779	(358)
Plus depreciation and amortization	3,558	3,286	7,258	6,456
Less interest income	—	—	—	(1)

EBITDA	$2,676	$8,990	$(11,637)	$16,538

Plus net (gain) loss on the disposition of assets	34	(263)	113	55
Plus change in the estimated fair value of contingent earn-out consideration	3	—	(2)	—
Plus impairment of indefinite-lived long-term assets other than goodwill	—	—	17,254	—
Plus impairment of goodwill	—	—	307	—
Plus (gain) on the early retirement of long-term debt	—	—	(49)	—
Plus net miscellaneous (income) and expenses	(6)	(63)	46	(85)
Plus non-cash stock-based compensation	96	84	199	162

Adjusted EBITDA	$2,803	$8,748	$6,231	$16,670

Less net cash paid for capital expenditures (1)	(938)	(2,135)	(2,525)	(3,994)
Less cash received (paid for) taxes	23	(82)	5	(3)
Less cash paid for interest, net of capitalized interest	(7,439)	(7,808)	(7,604)	(7,861)

Adjusted Free Cash Flow	$(5,551)	$(1,277)	$(3,893)	$4,812

(1)	Net cash paid for capital expenditures reflects actual cash payments net of cash reimbursements under tenant improvement allowances and net of property and equipment acquired in trade transactions.

Selected Debt Data	Outstanding at	Applicable Interest Rate
	June 30, 2021
Senior Secured Notes due 2024 (1)	$216,341,000	6.75%
Asset-based revolving credit facility (2)	$—	—%
Small Business Administration Paycheck Protection Program loans (3)	$11,194,895	1.00%

(1) $216.3 million notes with semi-annual interest payments at an annual rate of 6.75%.
(2) Outstanding borrowings under the ABL Facility, with interest spread ranging from Base Rate plus 0.50% to 1.00% for base rate borrowings and LIBOR plus 1.50% to 2.00% for LIBOR rate borrowings.
(3) The PPP loans accrue interest at 1% annually and mature in five years for any amount that is not forgiven.